Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

UNITED COMMUNITY BANKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

	Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $1.00 per share	Other	3,508,675(1)	N/A	$139,411,200(2)	0.0001102	$15,363.12(3)

Fees Previously Paid

	Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		15,363.12

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							15,363.12

(1)	Represents the maximum number of shares of common stock, par value $1.00 per share (“United common stock”), of United Community Banks, Inc. (“United”) estimated to be issuable upon completion of the first merger based upon an estimate of (x) 87,132 shares of common stock, par value $0.01 per share (“First Miami common stock”), of First Miami Bancorp, Inc. (“First Miami”) outstanding as of April 4, 2023, or issuable or expected to be cancelled or exchanged in connection with the merger of First Miami with and into United, multiplied by (y) the exchange ratio of 40.2685 shares of United common stock for each share of First Miami common stock.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and computed pursuant to Rules 457(f) and 457(c) thereunder. The proposed maximum aggregate offering price of the registrant’s common stock was calculated by multiplying (A) $1,600, the average of the high and low prices per share of First Miami common stock on OTC Link on March 31, 2023, the most recent date for which information is available due to limited trading on OTC Link by (B) 87,132, the estimated maximum number of shares of First Miami that may be received by the registrant and/or cancelled upon consummation of the merger, subtracting out the amount of cash to be paid by United for such shares.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering.